UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

Endurance Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40810	98-1599901
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, 20th Floor

New York, NY 10111

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 585-8975

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant	EDNCU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	EDNC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50 per share	EDNCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment No. 2 to the Business Combination Agreement

On August 23, 2022, Endurance Acquisition Corp., a Cayman Islands exempted company (“Endurance”), entered into Amendment No. 2 (the “Second BCA Amendment”) to the previously disclosed Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated March 8, 2022, by and among Endurance, SatixFy Communications Ltd., a limited liability company organized under the laws of the State of Israel (“SatixFy”), and SatixFy MS, a Cayman Islands exempted company and a direct, wholly owned subsidiary of SatixFy (“Merger Sub”). Pursuant to the Business Combination Agreement, as further described in the Current Report on Form 8-K filed by Endurance with the Securities and Exchange Commission (the “SEC”) on March 8, 2022 and attached thereto as Exhibit 2.1, at the Effective Time, Merger Sub will merge with and into Endurance (the “Business Combination”), with Endurance surviving the Business Combination as a wholly owned subsidiary of SatixFy. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Business Combination Agreement.

Pursuant to the Second BCA Amendment, Endurance, SatixFy and Merger Sub have agreed to (i) reduce the equity value of SatixFy to $365 million, (ii) clarify that the Price Adjustment Shares may be transferred by an individual pursuant to a testamentary disposition or qualified domestic relations order, (iii) remove the condition to closing that Aggregate Transaction Proceeds shall be equal to or greater than $115 million and (iv) amend the termination provisions to remove the automatic extension that permitted the parties to extend the Termination Date to November 7, 2022 in the circumstances provided for therein and amend the Termination Date to November 7, 2022.

The foregoing description of the Second BCA Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second BCA Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Amendment No. 2 to the Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, Endurance Antarctica Partners, LLC, a Cayman Islands limited liability company (the “Sponsor”), entered into a letter agreement (the “Sponsor Letter Agreement”) in favor of SatixFy and Endurance, as further described in the Current Report on Form 8-K filed by Endurance with the SEC on March 8, 2022 and attached thereto as Exhibit 10.2.

On August 23, 2022, the Sponsor, Endurance, and SatixFy entered into Amendment No. 2 (the “Second Sponsor Letter Amendment”) to the Sponsor Letter Agreement, which amended the Sponsor Letter Agreement to provide that the Sponsor will forfeit 800,000 SPAC Class B Shares contingent upon the Closing, and adjusts the vesting and forfeiture provisions applicable to the Unvested Sponsor Interests (as defined in the Second Sponsor Letter Amendment).

The foregoing description of the Second Sponsor Letter Amendment does not purport to be complete and is qualified in its entirety by the full text of the Second Sponsor Letter Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1	Amendment No. 2 to the Business Combination Agreement, dated August 23, 2022, by and among Endurance Acquisition Corp., SatixFy MS and SatixFy Communications Ltd.

10.1	Amendment No. 2 to the Sponsor Letter Agreement, dated as of August 23, 2022, by and among Endurance Antarctica Partners, LLC, Endurance Acquisition Corp. and SatixFy Communications Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Acquisition Corp.

By:	/s/ Richard C. Davis
Richard C. Davis
Chief Executive Officer

Dated: August 23, 2022